As filed with the Securities and Exchange Commission on March 26, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vir Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-2730369
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

499 Illinois Street, Suite 500 San Francisco, California	94158
(Address of Principal Executive Offices)	(Zip Code)

2019 Equity Incentive Plan

2019 Employee Stock Purchase Plan

(Full titles of the plans)

George Scangos, Ph.D.

President and Chief Executive Officer

Vir Biotechnology, Inc.

499 Illinois Street, Suite 500

San Francisco, California 94158

(415) 906-4324

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Laura A. Berezin

Marianne C. Sarrazin

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2019 Equity Incentive Plan (Common stock, $0.0001 par value per share)	5,486,220(2)	$33.795(4)	$185,406,804.90(4)	$24,065.80
2019 Employee Stock Purchase Plan (Common stock, $0.0001 par value per share)	1,097,244(3)	$33.795(4)	$37,081,360.98(4)	$4,813.16
TOTAL	6,583,464	—	$222,488,165.88	$28,878.96

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock that become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of Vir Biotechnology, Inc.’s (the “Registrant”) outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”).

(2)

Represents additional shares of Common Stock reserved for future grant under the Vir Biotechnology, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) as a result of the automatic increase in shares reserved thereunder on January 1, 2020 pursuant to the terms of the 2019 Plan. The 2019 plan provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the 2019 Plan on January 1, 2020 and ending on (and including) January 1, 2029, in an amount equal to the lesser of (a) 5% of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year and (b) a number of shares of Common Stock designated by action of the Registrant’s board of directors prior to the first day of any calendar year.

(3)

Represents additional shares of the Registrant’s Common Stock reserved for issuance under the Vir Biotechnology, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”) as a result of the automatic increase in shares reserved thereunder on January 1, 2019 pursuant to the terms of the ESPP. The ESPP provides that an additional number of shares will automatically be added annually to the shares authorized for issuance under the ESPP on January 1, 2020 and ending on (and including) January 1, 2029. The number of shares added each year will be equal to the lesser of: (a) 1% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year; (b) 2,700,000 shares of Common Stock and (c) a number of shares of Common Stock designated by action of the Registrant’s board of directors prior to the first day of any calendar year.

(4)

Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Common Stock as reported on The Nasdaq Global Select Market on March 25, 2020.

PART I

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 5,486,220 shares of common stock under the Vir Biotechnology, Inc. 2019 Equity Incentive Plan and an additional 1,097,244 shares of common stock under the Vir Biotechnology, Inc. 2019 Employee Stock Purchase Plan, pursuant to the provisions of each plan which provide for annual automatic increases in the number of shares of common stock reserved for issuance under each respective plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Vir Biotechnology, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission:

(a)	the contents of the Registration Statement on Form S-8 previously filed with the Commission on October 15, 2019 (File No. 333-234212);

(b)	the Registrant’s Annual Report on Form 10-K (File No. 001-39083) for the year ended December 31, 2019, filed with the Commission on March 26, 2020;

(c)	the Registrant’s Current Reports on Form 8-K (File No. 001-39083) filed with the Commission on January 23, 2020, January 30, 2020, February 12, 2020 and March 9, 2020; and

(d)

the description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39083) filed with the Commission on October 9, 2019, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-233604), filed with the Commission on September 30, 2019).

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-233604), filed with the Commission on September 3, 2019).

4.3	Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-233604), filed with the Commission on September 30, 2019).

4.4	Forms of Incentive Stock Option Notice and Agreement, Non-Qualified Stock Option Notice and Agreement, Restricted Stock Agreement, Restricted Stock Agreement and Restricted Stock Purchase Agreement under the Vir Biotechnology, Inc. 2016 Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-233604), filed with the Commission on September 3, 2019).

4.5	Vir Biotechnology, Inc. 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 (File No. 333-234212), filed with the Commission on October 15, 2019).

4.6	Forms of Option Grant Notice and Option Agreement under Vir Biotechnology, Inc. 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-233604), filed with the Commission on September 3, 2019).

4.7	Form of Restricted Stock Unit Grant Notice and Unit Award Agreement under Vir Biotechnology, Inc. 2019 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-233604), filed with the Commission on September 3, 2019).

4.8	2019 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.11 to the Registrant’s Registration Statement on Form S-8 (File No. 333-234212), filed with the Commission on October 15, 2019).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on March 26, 2020.

Vir Biotechnology, Inc.

By:	/s/ George Scangos
George Scangos, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Scangos and Howard Horn, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Scangos George Scangos, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 26, 2020

/s/ Howard Horn Howard Horn	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 26, 2020

/s/ Vicki Sato Vicki Sato, Ph.D.	Chairman of the Board of Directors	March 26, 2020

/s/ Kristina Burow Kristina Burow	Director	March 26, 2020

/s/ Robert More Robert More	Director	March 26, 2020

/s/ Robert Nelsen Robert Nelsen	Director	March 26, 2020

/s/ Dipchand Nishar Dipchand Nishar	Director	March 26, 2020

/s/ Robert Perez Robert Perez	Director	March 26, 2020

/s/ Phillip Sharp Phillip Sharp, Ph.D.	Director	March 26, 2020

/s/ Saira Ramasastry Saira Ramasastry	Director	March 26, 2020